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                                                               Exhibit 21.0

                                NEOMAGIC CORPORATION
                                    SUBSIDIARIES

                                  (All 100% Owned)

                                                  JURISDICTION
NAME                                            OF INCORPORATION
----                                            ----------------
NeoMagic International                          Grand Cayman Island

NeoMagic Japan K.K.                             Japan